July 30, 2014

Michael Kardok
Treasurer
Hansberger International Series - International Growth Fund
399 Boylston Street
Boston, MA 02116


Dear Mr.Kardok:

This is to confirm that the client-auditor relationship between Hansberger International Series - International
Growth Fund (Commission File Number 811-07729) and
PricewaterhouseCoopers LLP has ceased.

Very truly yours,



/s/PricewaterhouseCoopers LLP

cc:	Office of the Chief Accountant
PCAOB Letter Files
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549-7561